Exhibit 24

POWER OF ATTORNEY

AMERICAN ELECTRIC POWER COMPANY, INC.
Annual Report on Form 10-K for the Fiscal Year Ended
December 31, 2023

The undersigned directors of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation (the "Company"), do hereby constitute and appoint JULIA A. SLOAT, CHARLES E. ZEBULA and JULIE A. SHERWOOD, and each of them, their attorneys-in-fact and agents, to execute for them, and in their names, and in any and all of their capacities, the Annual Report of the Company on Form 10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, for the fiscal year ended December 31, 2023, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF the undersigned have hereunto set their hands this 14th day of February, 2024.

/s/ J. Barnie Beasley, Jr.    /s/ Margaret M. McCarthy
J. Barnie Beasley, Jr.    Margaret M. McCarthy

/s/ Benjamin G.S. Fowke, III    /s/ Daryl Roberts
Benjamin G.S. Fowke, III    Daryl Roberts

/s/ Art A. Garcia    /s/ Julia A. Sloat
Art A. Garcia    Julia A. Sloat

/s/ Linda A. Goodspeed    /s/ Daniel G. Stoddard
Linda A. Goodspeed    Daniel G. Stoddard

/s/ Donna A. James    /s/ Sara Martinez Tucker
Donna A. James    Sara Martinez Tucker

/s/ Sandra Beach Lin    /s/ Lewis F. Von Thaer
Sandra Beach Lin    Lewis F. Von Thaer

/s/ Hunter C. Gary                 /s/ Henry P. Linginfelter
Hunter C. Gary                 Henry P. Linginfelter
#3188360v1